As filed with the Securities and Exchange Commission on October 23, 2002.

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TULARIK INC.

(Exact name of registrant as specified in its charter)

_______________

Delaware	94-3148800
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two Corporate Drive

South San Francisco, CA  94080

(Address of Principal Executive Offices)

1997 EQUITY INCENTIVE PLAN

1997 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

1999 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

William J. Rieflin

Executive Vice President, Administration

TULARIK INC.

Two Corporate Drive

South San Francisco, CA  94080

(650) 825-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Suzanne Sawochka Hooper, Esq.

COOLEY GODWARD LLP

5 Palo Alto Square

3000 El Camino Real

Palo Alto, California  94306

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Stock Options and Common Stock (par value $.001 per share)	2,645,088 shares	$6.70	$17,722,089.60	$1,630.43

(1)                                  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Company’s common stock that become issuable under the 1997 Equity Incentive Plan, 1997 Non-Employee Directors’ Stock Option Plan and 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company’s receipt of consideration that results in an increase in the number of the Company’s outstanding shares of common stock.

(2)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act.  The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of the Company’s common stock on October 22, 2002 as reported on the Nasdaq National Market.  The following chart illustrates the calculation of the registration fee:

Securities	Number of Shares	Offering Price per Share	Aggregate Offering Price
Common stock reserved for future grant under the 1997 Equity Incentive Plan	1,746,180	$6.70	$11,699,406.00
Common stock reserved for future grant under the 1997 Non-Employee Directors’ Stock Option Plan	400,000	$6.70	$2,680,000.00
Common stock available for issuance under the 1999 Employee Stock Purchase Plan	498,908	$6.70	$3,342,683.60
Total	2,645,088		$17,722,089.60

Registration Fee			$1,630.43

Approximate date of commencement of proposed sale to the public:

as soon as practicable after this Registration Statement becomes effective.

EXPLANATORY NOTE

                This Registration Statement on Form S-8 is being filed for the purpose of registering an additional: (i) 1,746,180 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 1997 Equity Incentive Plan; (ii) 400,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 1997 Non-Employee Directors’ Stock Option Plan; and (iii) 498,908 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 1999 Employee Stock Purchase Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of Registration Statements on Form S-8 (relating to the 1997 Equity Incentive Plan, the 1997 Non-Employee Directors’ Stock Option Plan and the 1999 Employee Stock Purchase Plan) File Nos. 333-95605, as amended, 333-30384 and 333-59500 previously filed with the Securities and Exchange Commission on January 28, 2000, February 14, 2000 and April 25, 2001, respectively, are incorporated herein by reference.

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature page to this Registration Statement
99.1*	1997 Equity Incentive Plan and related documents
99.2**	1997 Non-Employee Directors’ Stock Option Plan, as amended
99.3*	1999 Employee Stock Purchase Plan

*                                         Filed as an exhibit to the Company’s Registration Statement on Form S-1 (No. 333-89177), as amended through the date hereof, and incorporated herein by reference.

**                                  Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on October 23, 2002.

TULARIK INC.

By:	/s/ David V. Goeddel
David V. Goeddel
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David V. Goeddel, William J. Rieflin and Corinne H. Lyle, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his, or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ David V. Goeddel	Chief Executive Officer and Director (Principal Executive Officer)	October 23, 2002
DAVID V. GOEDDEL

/s/ Corinne H. Lyle	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 23, 2002
CORINNE H. LYLE

/s/ A. Grant Heidrich, III	Director	October 23, 2002
A. GRANT HEIDRICH, III

/s/ Edward W. Holmes	Director	October 23, 2002
EDWARD W. HOLMES

/s/ Edward R. McCracken	Director	October 23, 2002
EDWARD R. MCCRACKEN

/s/ Steven L. McKnight	Director	October 23, 2002
STEVEN L. MCKNIGHT

/s/ Craig A.P.D. Saxton	Director	October 23, 2002
CRAIG A.P.D. SAXTON

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature page to this Registration Statement
99.1*	1997 Equity Incentive Plan and related documents
99.2**	1997 Non-Employee Directors’ Stock Option Plan, as amended
99.3*	1999 Employee Stock Purchase Plan

*                                         Filed as an exhibit to the Company’s Registration Statement on Form S-1 (No. 333-89177), as amended through the date hereof, and incorporated herein by reference.

**                                  Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, and incorporated herein by reference.